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                                 EXHIBIT 10.1(m)


                   Employment Agreement dated December 7, 1997
        by and between First American Corporation and E.B. Robinson, Jr., effective May 1, 1998, as amended July 1, 1998.
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                              EMPLOYMENT AGREEMENT

                  AGREEMENT by and between First American Corporation, a Tennessee corporation (the "Company") and E. B. Robinson, Jr. (the "Executive") dated as of the 7th day of December, 1997.

                  The Company has determined that it is in the best interests of the Company and its shareholders to assure that Deposit Guaranty Corp., a Mississippi corporation ("DGC") will have the continued dedication of the Executive pending the merger of the Company and DGC (the "Merger") pursuant to the Agreement and Plan of Merger dated as of December 7, 1997 and to provide the surviving corporation after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board of Directors of the Company (the "Board") has caused the Company to enter into this Agreement.

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. Effective Date. The "Effective Date" shall mean the effective date of the Merger.

                  2. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to enter into the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the last day of the calendar month in which the Executive's 62nd birthday occurs (the "Employment Period").

                  3. Terms of Employment. (a) Position and Duties. (i) (A) During the Employment Period, the Executive shall serve as Vice Chairman and Chief Operating Officer of the Company, President of First American National Bank and a member of the Company's Policy Team with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position and (B) the Executive's services shall be performed in Nashville, Tennessee and Jackson, Mississippi. During the Employment Period, the Executive shall report directly to the Chief Executive Officer of the Company. The Executive shall serve on the Board and on the Executive Committee thereof during the Employment Period.

                     (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal


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investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                  (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of no less than $600,000 or if greater, 80% of the annual base salary paid to the Chief Executive Officer of the Company. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                      (ii) Annual Bonus. During the Employment Period, the Executive shall be eligible to receive an annual cash bonus ("Annual Bonus") at a target of 50% of his Annual Base Salary up to a maximum of 100% of Annual Base Salary, provided the Annual Bonus shall be in a minimum amount such that the sum of the Executive's Annual Base Salary and Annual Bonus shall be no less than 80% of the sum of the annual base salary and annual bonus paid to the Chief Executive Officer of the Company with respect to the year in question.

                      (iii) Incentive Awards. On the Effective Date, the Company shall grant the Executive 45,000 shares of restricted stock (the "Restricted Stock") and an option to acquire 90,000 shares of the Company's stock (the "Option") pursuant to the terms of the Company's stock incentive plan. The Option will have an exercise price equal to the fair market value of the stock subject thereto on the date of grant. Except as otherwise provided herein, the Option and the Restricted Stock shall vest in three equal installments, on the first, second and third anniversaries of the date of grant or, if earlier, upon a change of control of the Company (as defined in the Company's stock incentive plan). The Option will remain exercisable until the tenth anniversary of the date of grant, unless forfeited prior thereto upon the Executive's termination for Cause (as defined herein) or without Good Reason (as defined herein). At such time as the Company makes its annual stock incentive grants, the Executive shall be made grants with a value equal to 166% of his Annual Base Salary on the same basis as peer executives, pursuant to the terms of the Company's stock incentive plan.

                      (iv) Retirement. The Executive shall be paid an annual retirement benefit of 60% of his Final Average Pay (as defined below) commencing at


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age 62 for his life less any benefit payable pursuant to the Company's and DGC's qualified retirement plan and in lieu of any benefit to which he might be entitled under DGC's Supplemental Retirement Plan or any nonqualified retirement plan of the Company or any of its affiliated companies (not including DGC's Executive and Directors Deferred Income Plan) (the "Retirement Benefit"). Upon the Executive's death, his current spouse, should she survive the Executive, shall be paid an annual benefit of 50% of the Retirement Benefit for her life. "Final Average Pay" means the average of the sum of the Executive's annual base salary and annual bonus for the five calendar years prior to his date of retirement.

                      (v) Other Employee Benefit Plans. During the Employment Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in all employee benefit, welfare and other plans, practices, policies and programs applicable to peer executives of the Company on a basis no less favorable than that provided to peer executives of the Company, including, without limitation, change of control severance arrangements which shall be entered into on or prior to the Effective Date.

                      (vi) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

                      (vii) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, including, without limitation, payment of club dues, to the extent applicable to peer executives of the Company. During the Employment Period, the Executive shall be entitled to the use of an automobile and payment of related expenses, pursuant to the terms of DGC's policy until the first anniversary of the Effective Date, and thereafter, in accordance with the terms of the Company's policy as it applies to peer executives of the Company.

                      (viii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                      (ix) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies as in effect with respect to the peer executives of the Company.

                   4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the


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Executive's employment. In such event, the Executive's employment with the
Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                  (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                      (i) the continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

                      (ii) the willful engaging by the Executive in illegal conduct or gross misconduct, which is materially and demonstrably injurious to the Company, or

                      (iii) conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto, which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i), (ii) or (iii) above, and specifying the particulars thereof in detail.


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                  (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                      (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company which, in the Executive's reasonable judgment, results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                      (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                      (iii) the Company's requiring the Executive to be based at any office or location more than 35 miles from that provided in Section 3(a)(i)(B) hereof;

                      (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                      (v) any failure by the Company to comply with and satisfy
Section 10(c) of this Agreement.

For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                  (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

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                  (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                  5. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

                     (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                           A. the sum of (1) the Executive's Annual Base Salary
                  through the Date of Termination to the extent not theretofore paid, and (2) the product of (x) the highest annual bonus earned by the Executive under DGC's Variable Pay Plan for any of the three years prior to the Effective Date (the "Recent Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid (the sum of the amounts described in clauses
                  (1) and (2), shall be hereinafter referred to as the "Accrued Obligations"); and

                           B. the amount equal to the product of (1) the number
                  of months and portions thereof from the Date of Termination until the end of the calendar month in which the Executive's 62nd birthday occurs (the "Continuation Period") divided by twelve and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Recent Annual Bonus; and

                  (ii) for the Continuation Period, the Company shall continue to provide medical and dental benefits (collectively "Medical Benefits") and other welfare benefits to the Executive and his spouse on a basis such benefits were provided to the Executive immediately prior to the Date of Termination;

                       (iii) the Option and the Restricted Stock shall vest immediately;

                       (iv) for purposes of the Executive's Retirement Benefit, the Executive shall be deemed to have terminated employment at the end of the Continuation Period and have received compensation during such period equal to the sum of his


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Annual Base Salary and Recent Annual Bonus in respect of the calendar year immediately prior to the Date of Termination, and such benefit shall commence at the end of the Continuation Period; and

                       (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                   (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than the continued payment for one year following the Date of Termination of the Executive's Annual Base Salary and Annual Bonus in the amounts earned in respect of the calendar year immediately prior to the Date of Termination, the payment of Accrued Obligations and the timely payment or provision of Other Benefits. In addition, the Option and the Restricted Stock shall vest immediately. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death with respect to the Chief Executive Officer of the Company and his beneficiaries, the continued provision of Medical Benefits to the Executive's current spouse and the payment of the Retirement Benefit to the Executive's current spouse commencing upon the date the Executive would have attained age 62.

                    (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. In addition, the Option and the Restricted Stock shall vest immediately. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to the Chief Executive Officer of the Company, the continued provision of Medical Benefits to the Executive and his current spouse and the payment of the Retirement Benefit commencing upon the date the Executive attains age 62.

                    (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, and (y) Other Benefits, in each case to the extent theretofore unpaid. With respect to the provision of

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Other Benefits, the term Other Benefits as utilized in this Section 5(d) shall include the payment of the Retirement Benefit commencing upon the date the Executive attains age 62.

                  6. Non-exclusivity of Rights. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                  7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

                  8. Certain Additional Payments by the Company.

                 (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company or DGC to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest


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and penalties imposed with respect thereto) and Excise Tax imposed upon the
Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

                  (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick LLP or such other certified public accounting firm reasonably acceptable to the Company as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                      (i) give the Company any information reasonably requested by the Company relating to such claim,


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                      (ii) take such action in connection with contesting such
claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                      (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                      (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  9. Confidential Information. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  (b) In the event of a breach or threatened breach of this
Section 9, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledges that damages would be inadequate and insufficient.

                  (c) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 9.

                  10. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  11. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  If to the Company:

                  Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i) - (v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) From and after the Effective Date, this Agreement shall supersede any other employment, severance or change of control agreement between the parties hereto or the Executive and DGC with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.




                                     /s/ E.B. Robinson, Jr.
                                     ------------------------------------------
                                     E.B. ROBINSON, JR.





                                     FIRST AMERICAN CORPORATION




                                     By: /s/ Dennis C. Bottorff
                                         --------------------------------------

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("First Amendment"), dated as of the 1st day of July, 1998, is made and entered into by and between First American Corporation, a Tennessee corporation (the "Company"), and E. B. Robinson, Jr. (the "Executive") and amends certain provisions of the Employment Agreement by and between the Company and the Executive, dated as of December 7, 1997 (the "Agreement").

         WHEREAS, the Company and the Executive have determined that it is in the best interests of the parties to the Agreement to amend the Agreement to modify certain provisions.

         NOW, THEREFORE, the parties hereto agree as follows:

                  1. Section 3(b)(v) of the Agreement is hereby amended to read in its entirety as follows:

                           (v) Other Employee Benefit Plans. During the
         Employment Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in all employee benefit, welfare and other plans, practices, policies and programs applicable to peer executives of the Company (excluding any change of control severance plan, policy or program of the Company or its affiliated companies), on a basis no less favorable than that provided to peer executives of the Company.

                  2. Section 5 of the Agreement is hereby amended by adding the following paragraph (e) at the end thereof:

                  (e) Change of Control Protection. If within two years following a "Change in Control" or "Potential Change in Control" (each as defined in the First American Corporation 1991 Employee Stock Incentive Plan), the Company shall terminate the Executive's employment other than for Cause, Disability or death or the Executive shall terminate for Good Reason, the Executive shall be entitled to receive the payments and benefits set forth in Section 5(a)(i) through (v) of this Agreement, provided that, if the Change of Control or Potential Change of Control occurs on or after the date that is three years prior to the Executive's 62nd birthday, the Executive shall be entitled to the payments and benefits set forth in Section 5(a), modified as follows:

                  (i) for purposes of the calculation in Section 5(a)(i)(B), clause (1) thereof shall be replaced with the following: "(1) three";

                  (ii) for purposes of Section 5(a)(ii), the words "for the Continuation Period" shall be replaced with the following: "for the three year period following the Date of Termination"; and

                  (iii) for purposes of Section 5(a)(iv), the words "at the end of the Continuation Period", shall be globally replaced with the following: "on the last day of the calendar month in which the Executive's 62nd birthday occurs".

                  Notwithstanding anything to the contrary contained in this Agreement, the payments and benefits provided under this Section 5(e) shall be in lieu of, and not in addition to, any other payments or benefits that the Executive may be entitled to receive under the Agreement as amended or under any other severance plan or policy maintained by the Company; provided, however, that nothing contained herein shall effect the Executive's right to receive benefits under
         Section 3(b)(iv) and Section 8 of this Agreement in accordance with the terms of such Sections.

                  3. Except as expressly modified hereby, the terms and provisions of the Employment Agreement remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first above written.




FIRST AMERICAN CORPORATION




By: /s/ Dennis C. Bottorff                    /s/ E.B. Robinson, Jr.
    -------------------------                 ---------------------------------
                                              E.B. Robinson, Jr.